UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

RIVERBANC MULTIFAMILY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	47-3261778
(State of incorporation or organization)	(IRS Employer Identification No.)

227 West Trade Street, Suite 900 Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333- 205041

Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

RiverBanc Multifamily Investors, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock, $0.01 par value per share, to be registered hereunder set forth under the caption “Description of Our Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-205041), originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on June 17, 2015, as thereafter amended and supplemented (the “S-11 Registration Statement”).

In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and of Our Charter and Bylaws” in the Registrant’s prospectus contained in the S-11 Registration Statement.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

RIVERBANC MULTIFAMILY INVESTORS, INC.

Date: July 24, 2015	By:	/s/ Emily A. Stiller
	Name:	Emily A. Stiller
	Title:	Chief Financial Officer